UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2010

Synergx Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	11-2941299
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

209 Lafayette Drive, Syosset, New York	11791
(Address of principal executive offices)	(Zip code)

Company's telephone number: (516) 433-4700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Other Items.

On March 19, 2010, Synergx Systems Inc. (the “Company”), Firecom, Inc. (“Firecom”) and FCI Merger Corp., a Delaware corporation and newly-formed wholly-owned subsidiary of Firecom (the “Merger Sub”), entered into Amendment No. 1 (the “Amendment”) to their Agreement and Plan of Merger, dated as of January 22, 2010 (the “Merger Agreement”).  The Merger Agreement provides for Firecom to acquire the Company through a merger of Merger Sub with and into the Company (the “Merger”), with the Company to be the surviving corporation.

After continuing negotiations, the Company, Firecom and the Merger Sub entered into the Amendment.  The amendment changed the Merger Agreement in the following material respects:

1.           the merger consideration was increased from $0.60 to $0.70 in cash, without interest for each share of the Company’s Common Stock issued and outstanding immediately prior to the effective time of the merger (other than shares held by Firecom and the Merger Sub, shares held in treasury by the Company and shares held by stockholders of the Company who have properly exercised their appraisal rights under Delaware law);

2.           the Company shall use its best efforts to extend its Forbearance Agreement with TD Banknorth from April 30, 2010 to June 30, 2010.

3.           the latest completion date for the merger was extended to June 30, 2010 and either Firecom or the Company has the right to terminate the Merger Agreement if the merger is not consummated by such date;

4.           Firecom is to place $500,000 into an escrow account to be held until the first to occur of: (i) the closing of the merger at which time the escrow funds shall be applied to the consideration to be paid to the Company’s shareholders, (ii) the termination of the Merger Agreement other than by reason of the failure to obtain the Company’s stockholder’s approval at which time the escrow funds shall be returned to Firecom, subject to any right of the Company to be reimbursed for expenses, and (iii) the termination of the Merger Agreement by reason of the failure to obtain the Company’s stockholder’s approval at which time the escrow funds shall be delivered to the Company.  In addition, upon a third party Takeover Proposal being determined as a Superior Proposal, such third party must deposit $100,000 with the Company , by reason of costs incurred and to be incurred by it, and upon entering into an acquisition agreement with the Company the third party would have to deposit $400,000 pursuant to an escrow arrangement similar to the one that the Company had with Firecom; and

5.           any party which may have been considered a “Solicited Party” during the “Solicitation Period” shall no longer be considered to have such status for all purposes of the Merger Agreement.

The Special Committee and the Company’s Board of Directors (with representatives of Firecom having recused themselves from the Board meeting) have approved the Amendment and recommended that the Merger Agreement, as amended, be submitted to the Company’s shareholders for their approval.

Except for the amendments expressly provided for in the Amendment, the Merger Agreement remains in full force and effect.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

2.1	AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, DATED MARCH 19, 2010

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNERGX SYSTEMS INC.
(Registrant)

 By: /s/ JOHN A. POSERINA
John A. Poserina,
Chief Financial Officer, Treasurer, Secretary,
Vice President and Director
(Principal Accounting and Financial Officer)

Dated: March 25, 2010

EXHIBIT INDEX

Exhibit
Number	Description

2.1	AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, DATED MARCH 19, 2010